                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       Boron, LePore & Associates, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                       BORON, LePORE & ASSOCIATES, INC.
                             17-17 ROUTE 208 NORTH
                         FAIR LAWN, NEW JERSEY, 07410

                                                                    May 4, 1999

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Boron, LePore & Associates, Inc. (the "Annual Meeting") to be held on Thursday, May 27, 1999, at 8:30 a.m. local time at the Sheraton Crossroads, One International Boulevard, Mahwah, New Jersey.

  The Annual Meeting has been called for the purpose of (i) electing two Class II Directors for three-year terms; and (ii) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on May 3, 1999 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

  The Board of Directors of the Company recommends that you vote "FOR" the election of the nominees of the Board of Directors as Directors of the Company.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                          Sincerely,

                                          Patrick G. LePore
                                          Chief Executive Officer, President
                                           and Chairman

                       BORON, LePORE & ASSOCIATES, INC.
                             17-17 ROUTE 208 NORTH
                         FAIR LAWN, NEW JERSEY, 07410
                                (201) 791-7272

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     To Be Held on Thursday, May 27, 1999

  Notice Is Hereby Given that the Annual Meeting of Stockholders of Boron, LePore & Associates, Inc. (the "Company") will be held on Thursday, May 27, 1999, at 8:30 a.m., local time, at the Sheraton Crossroads, One International Boulevard, Mahwah, New Jersey (the "Annual Meeting"), for the purpose of considering and voting upon:

  1. The election of two Class II Directors for three-year terms; and

  2. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on May 3, 1999 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

  In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

                                          By Order of the Board of Directors

                                          Martin J. Veilleux
                                          Executive Vice President, Chief
                                           Financial Officer
                                          Secretary and Treasurer

Fair Lawn, New Jersey
May 4, 1999

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                       BORON, LePORE & ASSOCIATES, INC.

                             17-17 ROUTE 208 NORTH

                         FAIR LAWN, NEW JERSEY, 07410

                                (201) 791-7272

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held on May 27, 1999

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Boron, LePore & Associates, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 27, 1999 at 8:30 a.m., local time, at the Sheraton Crossroads, One International Boulevard, Mahwah, New Jersey, 07410 and any adjournments or postponements thereof (the "Annual Meeting").

  At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

    1. The election of two Class II Directors, each for a three-year term, with each such term to continue until the annual meeting of stockholders in 2002 and until such Director's successor is duly elected and qualified; and

    2. Such other business as may properly come before the meeting and any adjournments or postponements thereof.

  The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about May 4, 1999 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on May 3, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only holders of Common Stock of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were approximately 12,694,559 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 62 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

  The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect each of the nominees as Directors of the Company.

  Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. With respect to the election of Directors, votes may be cast in favor of or withheld from the nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes will also have no effect on the outcome of the election of the Directors.

  Stockholders of the Company are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed envelope. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted "FOR" the election of the nominees for Director listed in this Proxy Statement. It is not anticipated that any matters other than the election of Directors will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

  Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

  The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 1998 ("Fiscal 1998"), is being mailed to stockholders of the Company concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation material.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

  The Board of Directors of the Company consists of seven members and is divided into three classes, with two Directors in Class I, three Directors in Class II and two Directors in Class III. Directors serve for three-year terms with one class of Directors being elected by the Company's stockholders at each annual meeting. Roger B. Kafker, a current Class II Director, will not stand for re-election at the Annual Meeting. The Board of Directors currently intends to appoint a person in 1999 subsequent to the Annual Meeting to fill this vacancy as provided in its By-laws.

  At the Annual Meeting, two Class II Directors will be elected to serve until the annual meeting of stockholders in 2002 and until the respective Directors' successor is duly elected and qualified. The Board of Directors has nominated Joseph E. Smith and Melvin Sharoky for re-election as Class II Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Mr. Smith and Dr. Sharoky as Directors. The nominees have agreed to stand for re-election and to serve, if elected, as Directors. However, if the persons nominated by the Board of Directors fail to stand for election or are unable to accept election, the proxies will be voted for the election of such other persons as the Board of Directors may recommend.

Vote Required For Approval

  A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect each of the nominees as a Director of the Company.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS AS DIRECTORS OF THE COMPANY.

                        INFORMATION REGARDING DIRECTORS

  The Board of Directors of the Company held seven meetings during Fiscal 1998. During Fiscal 1998, each of the incumbent Directors attended at least 71% of the total number of meetings of the Board and of the committees of which he or she was a member. The Board of Directors has established an Audit Committee (the "Audit Committee") and a Compensation Committee (the "Compensation Committee"). The Audit Committee recommends the firm to be appointed as independent accountants to audit financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's annual operating results, considers the adequacy of the internal accounting procedures and considers the effect of such procedures on the accountants' independence. The Compensation Committee reviews and recommends the compensation arrangements for officers and other senior level employees, reviews general compensation levels for other employees as a group, determines the options or stock to be granted to eligible persons under the Company's stock option and grant plans and takes such other action as may be required in connection with the Company's compensation and incentive plans. The Audit Committee consists of Roger Boissonneault and Roger Kafker and held two meetings during 1998. Following the Annual Meeting, Dr. Sharoky will replace Mr. Kafker as a member of the Audit Committee. The Compensation Committee consists of Jacqueline C. Morby and John A. Staley, IV and held three meetings during 1998.

  Non-employee directors other than Ms. Morby (the "Independent Directors") receive a fee of $3,000 for each meeting of the Board of Directors and $1,500 for each committee meeting that they attend, and each director is reimbursed for travel and other expenses incurred in attending meetings. Messrs. Boissonneault, Smith and Staley each acquired 6,666 shares of restricted Common Stock at the time he joined the Board. Dr. Sharoky was granted options to purchase 10,000 shares of Common Stock upon joining the Board.

  Set forth below is certain information regarding the Directors of the Company, including the Class II Directors who have been nominated for election at the Annual Meeting, based on information furnished by them to the Company.

                                                                        Director
      Name                                                          Age  Since
      ----                                                          --- --------
   Class II--Term Expires 1999

   Roger B. Kafker(1)..............................................  36   1996
   Joseph E. Smith*................................................  59   1997
   Melvin Sharoky*(2)..............................................  48   1999

   Class III--Term Expires 2000

   Patrick G. LePore...............................................  44   1996
   Roger Boissonneault(1)..........................................  49   1997

   Class I--Term Expires 2001

   Jacqueline C. Morby(3)..........................................  60   1996
   John A. Staley, IV(3)...........................................  54   1997

--------
 * Nominee for re-election.
(1) Member of the Audit Committee.
(2) Chosen to become a Member of the Audit Committee following the Annual
    Meeting.
(3) Member of the Compensation Committee.

  The principal occupation and business experience for at least the last five years for each Director of the Company is set forth below.

  Patrick G. LePore joined the Company in 1985 after six years at Hoffmann-La Roche, a pharmaceutical company, where he worked as a product manager from 1982 to 1983 and as a product director from 1983 to 1985. He became President and Chief Executive Officer of the Company in January 1992 and became Chairman of the Board in December 1996.

  Roger Boissonneault has served as a director of the Company since April, 1997 and is the President of Warner-Chilcott Laboratories, Inc., a pharmaceutical company. Before becoming President of Warner-Chilcott Laboratories, Inc. in April, 1996, he was associated with Warner-Lambert Co., the former parent company of Warner Chilcott, since 1976, most recently as Vice President, Female Health Care from October, 1991 to January 1994 and Vice President and General Manager from January, 1994 to April, 1996.

  Jacqueline C. Morby has served as a director of the Company since December, 1996. She has been Managing Director or a partner of TA Associates, Inc. or its predecessor since 1982. Ms. Morby is also a director of ANSYS, Inc., a computer software company, Ontrack Data International, Inc., a data recovery and software company, and Pacific Life Corp., a life insurance company.

  Joseph E. Smith served in various positions with Warner-Lambert Co., a pharmaceutical company, from March, 1989 until his retirement in September, 1997. He was a corporate vice president at Warner-Lambert and served as a member of the office of the Chairman and as a member of the firm's management committee. He also served as President, Pharmaceuticals (Parke-Davis) and President, Shaving Products (Schick and Wilkinson Sword). Mr. Smith is also a director of VIVUS, Inc., a pharmaceutical company, Penederm, Inc., a pharmaceutical company, as well as Avanir Pharmaceuticals and Roberts Pharmaceutical Corporation.

  John A. Staley, IV has served as a director of the Company since May, 1997. Mr. Staley was Chief Executive Officer of Federated Research Corp., an investment management firm and a subsidiary of Federated Investors Inc. which is, in turn, a wholly owned subsidiary of Federated Investors, a Delaware business trust, from 1984 through November, 1994 when he retired. Upon his retirement, Mr. Staley worked as a self-employed financial advisor from November, 1994 to November, 1996 and has been the Chief Executive Officer of Staley Capital Advisers, Inc., an investment advisory firm, from November, 1996 to present. He is also a director of Robroy Industries, Inc., a manufacturer of conduit products.

  Melvin Sharoky joined the Board of Directors in February, 1999. Dr. Sharoky has been the President of Somerset Pharmaceuticals, Inc. from July, 1995 to present. Beginning in February, 1993, Dr. Sharoky served as President and Chief Executive Officer of Circa Pharmaceuticals, Inc. Following the merger of Circa Pharmaceuticals, Inc. with Watson Pharmaceuticals, Inc. in July 1995, Dr. Sharoky served as President of Watson Pharmaceuticals, Inc. and Chief Executive Officer of Circa Pharmaceuticals, Inc., each until January, 1998.

                              EXECUTIVE OFFICERS

  The principal occupation and business experience for at least the last five years for each current executive officer is set forth below (except for Mr. LePore, whose business experience is discussed above).

          Name           Age                              Position
          ----           ---                              --------
Patrick G. LePore.......  44 Chairman of the Board, President and Chief Executive Officer
Timothy J. McIntyre.....  43 Executive Vice President and President--Promotional Conferencing
                             Services Division
Brian J. Smith..........  43 Executive Vice President and President--BLP Sales Support Division
Martin J. Veilleux......  37 Executive Vice President--Finance, Chief Financial Officer,
                             Secretary and Treasurer

--------
  Each of the officers holds his respective office until the regular annual meeting of the Board of Directors following the annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

  Timothy J. McIntyre joined the Company as Executive Vice President-- Corporate Development and became Executive Vice President of the Company and President--Promotional Conferencing Services Division in June 1997. Prior to joining the Company, he served as President and Chief Executive Officer of Managed Marketing LLC, a healthcare marketing intelligence company, from October, 1995 until March, 1997. From June, 1991 until October, 1995, he was President of Medical News Network, a subdivision of Whittle Communications LP, a marketing communications company, and from 1987 to 1991, he was Group President of VNU Group, a conglomerate of healthcare and consumer marketing intelligence companies.

  Brian J. Smith joined the Company as Executive Vice President and President--BLP Sales Support Division in August 1997. Prior to joining the Company, he served as Vice President of Sales and Marketing of Watson Laboratories, Inc., a pharmaceutical manufacturing company and a subsidiary of Watson Pharmaceuticals, Inc., from August, 1995 until joining the Company and as Director of Marketing/Managed Care at Forest Laboratories, Inc., a pharmaceutical manufacturing company from August, 1988 to July, 1995.

  Martin J. Veilleux joined the Company as Controller in March, 1997 and became Executive Vice President--Finance, Chief Financial Officer, Secretary and Treasurer in July, 1997. Prior to joining the Company, he served in positions of increasing responsibility over a ten year period at Concurrent Computer Corporation, serving most recently as Director of Finance from November, 1991 to September, 1994 and as Corporate Controller until leaving Concurrent Computer in September, 1996.

                            EXECUTIVE COMPENSATION

  The following sections of this Proxy Statement set forth and discuss the compensation paid or awarded during the last three years to the Company's Chief Executive Officer and the four most highly compensated executive officers at the end of Fiscal 1998 who earned in excess of $100,000 during 1998. (collectively, the "Named Executive Officers").

Summary Compensation

  Summary Compensation. The following summary compensation table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid to the Named Executive Officers during each of the last three fiscal years.

                          Summary Compensation Table

                                                                     Long-Term
                                  Annual Compensation           Compensation Awards
                                  --------------------     -----------------------------
                                                              Securities     All Other
                                                              Underlying    Compensation
Name and Principal Position  Year Salary($)  Bonus($)      Options (shares)     ($)
---------------------------  ---- ---------- ---------     ---------------- ------------
Patrick G. LePore........    1998    350,000       --          100,000          77,113(1)(2)
 Chairman, President         1997    315,000    45,000         100,000          73,167(1)(2)
 and Chief Executive
  Officer                    1996    421,226   998,700(3)          --        1,769,301(3)(4)

Gregory F. Boron(5)......    1998    285,000       --              --           45,439(1)(2)
 Chief Operating Officer     1997    285,000       --              --           31,365(1)(2)
                             1996    392,886   897,200(3)          --          719,263(3)(4)

Timothy J. McIntyre(6)...    1998    225,000   100,000         110,000          98,807(1)(2)(7)
 Executive Vice President    1997    113,462   100,000         249,999          86,970(1)(8)
                             1996        --        --              --              --

Brian Smith(9)...........    1998    217,308       --           80,000          11,725(1)
 Executive Vice President    1997     68,535   100,000         200,000           8,022(1)
                             1996        --        --              --              --

Martin J. Veilleux(10)...    1998    186,923       --          105,000           9,976(1)
 Executive Vice President
  and                        1997    101,500    30,000          59,999           7,886(1)
 Chief Financial Officer     1996        --        --              --              --

--------
 (1) For 1998, includes an auto allowance of $17,964 for Mr. LePore, $13,440 for Mr. Boron, $8,400 for Mr. Smith and $9,000 for Mr. Veilleux. Also includes insurance premiums paid by the Company of $29,264 on behalf of Mr. LePore, $19,620 paid on behalf of Mr. Boron, $4,375 paid on behalf of Mr. McIntyre, $3,325 paid on behalf of Mr. Smith and $976 paid on behalf of Mr. Veilleux. For 1997, includes an auto allowance of $12,619 for Mr. LePore, $9,645 for Mr. Boron, $3,388 for Mr. McIntyre, $3,150 for Mr. Smith, and $3,000 for Mr. Veilleux; and insurance premiums paid by the Company of $17,461 on behalf of Mr. LePore, $14,339 on behalf of Mr. Boron, $8,582 paid on behalf of Mr. McIntyre, $4,872 paid on behalf of Mr. Smith, and $4,886 paid on behalf of Mr. Veilleux.
 (2) For 1998, includes club dues paid by the Company on behalf of Mr. LePore of $29,885, $12,370 paid on behalf of Mr. Boron and $15,262 paid on behalf of Mr. McIntyre. For 1997, includes club dues paid by the Company of $43,087 for Mr. LePore and $7,381 paid on behalf of Mr. Boron.
 (3) Includes special bonuses, including a bonus paid as part of the Company's 1996 recapitalization transaction, totaling the following amounts: Mr. LePore $1,739,499 and Mr. Boron $696,125. See "Certain Transactions."
 (4) Includes premiums on life insurance paid by the Company of $29,802 on behalf of Mr. LePore and $23,138 paid on behalf of Mr. Boron.
 (5) Mr. Boron resigned on February 3, 1999.
 (6) Employment commenced in January, 1997.
 (7) Includes $79,170 paid for an apartment.
 (8) Includes a relocation bonus of $75,000.
 (9) Employment commenced in August, 1997.
(10) Employment commenced in March, 1997.

  Executive Bonus Plan. The Company has an executive bonus plan to provide incentive bonuses to executive officers of the Company for the attainment of financial and other objectives. Target awards are expressed as a percentage of the executive's base salary. Actual awards are based on the target award as adjusted for Company and individual performance. Company performance is measured by pre-established earnings per share objectives. Individual performance is based on a subjective evaluation of the executive's personal performance. Depending on actual Company and individual performance, the actual bonus may range from 0% to 200% of the individual's target bonus.

  Option Grants. The following table sets forth certain information concerning the grant of options to purchase Common Stock of the Company to the Named Executive Officers who received such grants during Fiscal 1998.

                       Option Grants in Last Fiscal Year

                                                                          Potential Realizable
                                                                                  Value
                                                                            at Assumed Annual
                                                                          Rates of Stock Price
                                                                            Appreciation for
                                       Individual Grants                     Option Term(1)
                         ------------------------------------------------ ---------------------
                         Number of       Percent
                         Securities      of Total
                         Underlying      Options     Exercise
                          Options        Granted      or Base
                          Granted      to Employees  Price Per Expiration
          Name             (#)(2)     in Fiscal Year  ($/Sh)      Date      5% ($)    10% ($)
          ----           ----------   -------------- --------- ---------- ---------- ----------
Patrick G. LePore.......  100,000(3)       8.65%       29.69    12/16/08   1,866,781  4,731,173
Timothy J. McIntyre.....   30,000(4)       2.60%       29.88     6/16/08     563,497  1,428,242
                           80,000(3)       6.92%       29.69    12/16/08   1,493,425  3,784,938
Brian J. Smith..........   20,000(4)       1.73%       29.88     6/16/08     375,665    952,161
                           60,000(3)       5.19%       29.69    12/16/08   1,120,069  2,838,704
Martin J. Veilleux......   30,000(4)       2.60%       29.88     6/16/08     563,497  1,428,242
                           75,000(3)       6.49%       29.69    12/16/08   1,400,086  3,548,380

--------
(1) This column shows the hypothetical gain or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 10-year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares, or reflect non-transferability, vesting or termination provisions. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock.
(2) All options are subject to the employee's continued employment and terminate ten years after the grant date. All options were granted at fair market value as determined by the Board of Directors/Compensation Committee of the Board of Directors.
(3) Such options become exercisable in four equal annual installments, beginning on December 16, 1999.
(4) Such options become exercisable in four equal annual installments, beginning on June 16, 1999.

  Option Exercises and Option Values. The following table sets forth information concerning options exercised by the named Executive Officers during the fiscal year, as well as the number and value of unexercised options to purchase Common Stock of the Company held by the Named Executive Officers who held such options at December 31, 1998.

              Aggregated Option Exercises in Fiscal Year 1998 and
                      Fiscal Year-End 1998 Option Values

                                                      Number of
                                                     Securities           Value of
                                                     Underlying          Unexercised
                                                     Unexercised        in-the-Money
                           Shares                 Options at Fiscal   Options at Fiscal
                         Acquired On                  Year-End            Year-End
                          Exercise      Value       Exercisable/        Exercisable/
          Name               (#)     Realized ($) Unexercisable (#) Unexercisable ($)(1)
          ----           ----------- ------------ ----------------- ---------------------
Patrick G. LePore.......      --           --       25,000  175,000   $312,500/$1,418,750
Timothy J. McIntyre.....   40,000      817,300     118,332  201,667 $1,258,814/$2,506,258
Brian J. Smith..........      --           --      133,332  146,668 $2,999,970/$1,881,280
Martin J. Veilleux......      --           --       14,999  150,000   $345,994/$1,537,670

--------
(1) Based on the last reported sale price on the Nasdaq National Market on December 31, 1998 ($34.50 per share) less the option exercise price.

Employment Agreements With Executive Officers

  In March, 1999, the Company entered into an employment agreement with Mr. LePore. Mr. LePore receives an annual base salary of $350,000. The agreement is initially for a four year period, ending March 30, 2003. In the event of a termination of employment without cause or a material breach by the Company, the agreement provides for severance equal to two times Mr. LePore's base salary plus two times Mr. LePore's most recently paid annual bonus (or plus two times his target bonus in the year of termination, if higher). If Mr. LePore elects to terminate his employment with the Company within thirty (30) days following a change of control of the Company (as defined), or if Mr. LePore's employment is terminated by the Company without cause or upon Mr. LePore's resignation for Good Reason (as defined), in either case within eighteen months following a change in control of the Company, Mr. LePore will be entitled to a lump sum payment equal to three times his current salary (or his salary immediately prior to the change of control, if higher), plus three times his highest bonus (as defined) plus an amount that will make Mr. LePore whole after he pays all taxes due on the amounts he receives. Mr. LePore's employment agreement provides that Mr. LePore may not engage in certain competitive activities, which activities include peer influence meetings, telemarketing activities, contract sales, field force logistics services and outsource marketing involving pharmaceutical and healthcare companies without the Company's consent for a period of two years (or three years in certain circumstances) following his termination of employment with the Company.

  In March, 1999, the Company entered into Employment Agreements with Brian J. Smith and Martin J. Veilleux. These agreements are substantially similar and provide for base salary payments of $225,000 per year. These agreements are for two year periods and automatically extend for one year periods unless either party gives notice of its intent not to enter into the extension. In the event of a termination by the Company without cause or a termination by the executive following an uncured material breach by the Company, the agreements provide for the payment of base salary for one year from the date of termination, plus the payment of any target bonus for the year of termination whether or not earned as of such termination. If an executive's employment is terminated by the Company without cause or upon the executive's resignation for Good Reason (as defined), in either case within eighteen months following a change in control of the Company, the executive will be entitled to a lump sum payment equal to two times his current salary plus two times his highest bonus (as defined), rather than the one year payments described above. The Executive Vice President employment contracts prohibit competition with the Company for a period of one year following termination of employment.

  In June 1997, the Company entered into an Employment Agreement with Timothy
J. McIntyre. The agreement provides for (i) an annual base salary of $225,000,
(ii) an employment term ending on June 9, 1999 with potential one-year renewals thereafter, subject to earlier termination by either party, and (iii) the continuation of base salary and benefit payments until the later of June 9, 1999 or one year following termination of employment in the event the employee's employment is terminated by the Company without cause (as defined) or by Mr. McIntyre following a material default by the Company. Mr. McIntyre's agreement prohibits competition with the Company until June 9, 1999 or the first anniversary of the termination of his employment, if later. This agreement has been amended to provide for a base salary of $250,000. The Company is currently in the process of negotiating a new employment agreement with Mr. McIntyre.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

  The Compensation Committee is responsible for the oversight of all of the Company's compensation policies and practices including benefits and perquisites. Compensation is defined as base salary, all forms of variable pay and pay-for-performance, and stock options, restricted stock or any other plans directly or indirectly related to the Company's stock. Members of the Compensation Committee will be appointed from the Board of Directors annually at the first meeting of the Board following the annual meeting of stockholders. Not less than a majority of the Compensation Committee will consist of outside directors. It is also envisioned that the composition of the Compensation Committee will reflect the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 as in effect from time to time.

  Compensation Philosophy. The objective of the Company's Compensation Committee is to provide compensation that will attract and retain executives, motivate each executive toward the achievement of the Company's short and long-term financial goals and objectives and recognize individual contributions as well as overall business results. In order to achieve this objective, the primary focus of the Compensation Committee has been on the competitiveness of each of the key elements of executive compensation (base salary, bonus and stock option grants) and the compensation package as a whole. In general, the Compensation Committee believes that total compensation should reflect both the relative performance of the Company among its peer group as listed in the Peer Issuer Index and other public companies of similar size as well as the Committee's subjective assessment of the Company's performance as measured against its own objectives. The Company's objectives include quantitative factors that directly improve the Company's short-term financial performance and qualitative factors that strengthen the Company's ability to enhance profitable growth over the long-term, such as demonstrated leadership ability, management development, insuring compliance with laws, regulations and Company policies, and anticipating and responding to changing market and economic conditions.

  Compensation of the Chief Executive Officer. Mr. LePore's 1998 compensation was determined at the time of the Company's recapitalization transaction in December, 1996 when the Company entered into a three year employment agreement with him which was subsequently amended in November 1997 based on 1997 business performance to provide for an annual base salary of $350,000. Mr. LePore was also awarded options to purchase 100,000 shares of the Company's Common Stock at an exercise price of $29.69 per share in order to provide him with a long-term incentive tied to the Company's performance. Mr. LePore's employment agreement was amended in March, 1999. See "Employment Agreements With Executive Officers."

  Deductibility of Executive Compensation. The Compensation Committee's executive compensation strategy is designed to be cost and tax effective. Therefore, the Compensation Committee's policy is, where possible and considered appropriate, to preserve corporate tax deductions, including the deductibility of compensation paid to officers pursuant to Section 162(m) of the Internal Revenue Code, while maintaining the flexibility to approve compensation arrangements which it deems to be in the best interests of the Company and its stockholders, but which may not always qualify for full tax deductibility.

                                          Compensation Committee

                                          Jacqueline C. Morby
                                          John A. Staley, IV

Shareholder Return Performance Graph

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Company's Common Stock with the total return of companies included within the Nasdaq Stock Market Index and a peer group of companies engaged in contract research and outsourcing for the pharmaceutical industry, including companies engaged in contract sales for the pharmaceutical industry (the "Peer Issuer Index") for the period commencing September 24, 1997 and ended December, 1997 and the year 1998. The members of the Peer Industry Index are Applied Analytical Industries, Clintrials Research, Inc., Covance, Inc., Parexel International Corp., Pharmaceutical Product Development, Inc., Quintiles Transnational Corp. and Snyder Communications, Inc. The calculation of total cumulative return assumes a $100 investment in the Company's Common Stock, the Nasdaq Stock Market Index and the Peer Industry Index on September 24, 1997, the first day of trading of the Company's Common Stock, and the reinvestment of all dividends.


                             [GRAPH APPEARS HERE]

                                   9/24/1997            12/31/1997            12/31/1998
NASDAQ STOCK MARKET INDEX              100               93.0628               129.944
BORON, LEPORE & ASSOCIATS, IN          100              121.5469              152.4862
PEER INDUSTRY INDEX                    100              101.2475              122.7273


Compensation Committee Interlocks and Insider Participation

  Since December 1996, all executive officer compensation decisions have been made by the Compensation Committee. Prior to December 1996, executive officer compensation decisions were made by Mr. LePore. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation for senior management and key employees of the Company, including salaries and bonuses. The current members of the Compensation Committee are Ms. Morby and Mr. Staley, neither of whom is an officer of the Company.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

Security Ownership of Management Certain Beneficial Owners

  The following table sets forth information as to the beneficial ownership of the Company's Common Stock as of April 16, 1999 of (i) persons or entities known to the Company to own, directly or indirectly, more than five percent of the Company's Common Stock; (ii) each Director and the Named Executive Officers of the Company and (iii) all Directors and Executive Officers of the Company as a group. All individuals listed in the table have sole voting and investment power over the shares reported as owned unless otherwise indicated, subject to community property laws where applicable.

                                                          Shares Beneficially
                                                                 Owned
                                                        -----------------------
Name and Address of Beneficial Owner                       Number     Percent
------------------------------------                    ------------ ----------
AMVESCAP PLC(1)(2).....................................      688,800      5.4%
 11 Devonshire Square
 London, EC2M 4YR

Chartwell Investment Partners(1).......................      722,400      5.7%
 1235 Westlakes Drive
 Suite 330
 Berwyn, PA 19312

T. Rowe Price Associates, Inc.(1)......................      741,428      5.8%
 100 East Pratt Street
 Baltimore, MD 21202

T. Rowe Price New Horizons Fund, Inc.(1)...............      700,000      5.5%
 100 East Pratt Street
 Baltimore, MD 21202

Patrick G. LePore(3)...................................      818,333      6.4%
Gregory F. Boron(4)....................................      721,333      5.7%
Roger Boissonneault(5).................................        6,666        *
Roger B. Kafker(6).....................................       11,524        *
Jacqueline C. Morby(6).................................       11,524        *
Melvin Sharoky(7)......................................       10,000        *
Joseph E. Smith(8).....................................        6,666        *
John A. Staley, IV(9)..................................      223,332      1.8%
Timothy J. McIntyre(10)................................      121,665        *
Brian J. Smith(11).....................................      133,332        *
Martin J. Veilleux(12).................................       18,332        *
All executive officers and directors as a group (10
 persons)..............................................    2,082,707     16.0%

--------
  * Less than 1%.
 (1) The information reported is based upon Schedule 13G's filed with the Securities and Exchange Commission in February, 1999.
 (2) AMVESCAP PLC is a parent holding company for numerous subsidiaries who hold Common Stock.

 (3) Includes 300,000 shares of Common Stock held by Park Street Investors, L.P., a limited partnership in which Mr. LePore holds a 40% limited partnership interest. The general partner of Park Street Investors, L.P. is Park Street Investors, Inc., a corporation in which Mr. LePore shares voting and investment power. Does not include any shares of Common Stock held by adult siblings of Mr. LePore, as to which shares Mr. LePore disclaims beneficial ownership. Also includes options to purchase 25,000 shares of common stock which are exercisable within 60 days of April 15, 1999. Does not include options to purchase 175,000 shares of common stock which are not exercisable within 60 days of April 15, 1999.
 (4) Mr. Boron resigned on February 3, 1999. Does not include 78,664 shares of Common Stock held by irrevocable trusts for the benefit of members of Mr. Boron's family of which Mr. Boron is not a trustee, as to which shares Mr. Boron disclaims beneficial ownership.
 (5) Includes 6,666 shares of restricted Common Stock held by Mr. Boissonneault, which shares vest in four equal annual installments beginning on April 10, 1998 subject to earlier vesting upon a sale of the Company, and which are subject to repurchase at a price of $3.00 per share upon termination of Mr. Boissonneault's service as a director prior to the relevant vesting date.
 (6) Mr. Kafker's term on the Board of Directors expires at the Annual Meeting. Does not include 9,641 shares beneficially owned by TA Associates VII, L.P., TA Associates Service Corp. and TA Associates, Inc. TA Associates, Inc. exercises sole voting and investment power with respect to such shares, individually, no stockholder, officer or director of TA Associates, Inc. (including Mr. Kafker and Ms. Morby) is deemed to have or share such voting or investment power.
 (7) Joined the Board of Directors on February 3, 1999. Includes options to purchase 10,000 shares of common stock, which options are currently exercisable.
 (8) Includes 6,666 shares of restricted Common Stock held by Mr. Smith, which shares vest in four equal annual installments beginning on April 10, 1998, subject to earlier vesting upon a sale of the Company and which are subject to repurchase at a price of $3.00 per share upon termination of Mr. Smith's service as a director prior to the relevant vesting date.
 (9) Includes 186,666 shares of Common Stock held in an individual retirement rollover account for Mr. Staley's benefit and 6,666 shares of restricted Common Stock held by Mr. Staley, which shares vest in four equal annual installments beginning on May 27, 1998 subject to earlier vesting upon a sale of the Company, and which are subject to repurchase at a price of $3.00 per share upon termination of Mr. Staley's service as a director prior to the relevant vesting date. Also includes 30,000 shares of Common Stock owned by Glen Arden Associates, L.P., an investment partnership of which Mr. Staley is a general partner.
(10) Includes 118,332 shares of Common Stock issuable upon exercise of Options to purchase Common Stock exercisable within 60 days of April 15, 1999. Does not include options to purchase 201,667 shares of Common Stock which options are not exercisable within 60 days of April 15, 1999.
(11) Includes 133,332 shares of Common Stock issuable upon exercise of Options to purchase Common Stock exercisable within 60 days of April 15, 1999. Does not include options to purchase 146,668 shares of Common Stock which options are not exercisable within 60 days of April 15, 1999.
(12) Includes 18,332 shares of Common Stock issuable upon exercise of Options to purchase Common Stock exercisable within 60 days of April 15, 1999. Does not include options to purchase 150,000 shares of Common Stock which options are not exercisable within 60 days of April 15, 1999.
(13) Includes shares held by Messrs. Boron and Kafker. See Notes 4 and 6.

                             CERTAIN TRANSACTIONS

  In 1996, the Company entered into an Employment Agreement and a Non-Competition Agreement with Mr. Foti, the Company's former Chief Financial Officer, which agreement provides for base salary payments to Mr. Foti at the annual rate of $185,000 through December 4, 1999. Mr. Foti is now a consultant to the Company and is compensated therefor substantially in accordance with the financial terms of the Employment Agreement.

  In 1996, the Company entered into an Employment Agreement and a Non-Competition Agreement with Mr. Sweeney, a former Executive Vice President of the Company. In connection with Mr. Sweeney's resignation in September, 1997, the Company repurchased 466,666 shares of Common Stock held by Mr. Sweeney for $5,600,000. Mr. Sweeney was a consultant to the Company and received a salary of $150,000 per annum through September 15, 1998.

  Mr. Gerard LePore, brother of Patrick G. LePore, is employed as a Group Account Supervisor for the Company. During 1998, Mr. Gerard LePore's salary was approximately $125,000 and he was paid sales commissions of approximately $44,000.

  Pursuant to a Stockholders' Agreement, as amended (the "Stockholders' Agreement"), initially entered into in connection with a recapitalization transaction in December, 1996, to which the Company, the TA Associates and their affiliated investment partnerships, Patrick G. LePore, Gregory Boron, Christopher Sweeney and Michael W. Foti are parties, (i) each party received "piggy back" registration rights, (ii) the TA Investors received demand registration rights, (iii) each party received the right to demand one or more registrations on Form S-3 if the Company becomes eligible to use Form S-3 and if the anticipated net aggregate sale price of such registered shares exceeds $500,000, (iv) each party granted to and received from the other investors rights (the "Co-Sale Rights") to participate on a pro rata basis in certain resales of Common Stock and agreed to restrictions on transfers of shares, (v) each party was granted participation rights with respect to certain future issuances of securities by the Company, and (vi) each party agreed to elect and continue in office as Directors two individuals nominated by two-thirds interest of the employee stockholders who are parties to the Stockholders' Agreement. Mr. LePore was elected as a Director of the Company pursuant to the Stockholders' Agreement. Also in connection with this recapitalization transaction, the Company agreed to indemnify the TA investors and the controlling persons of the TA investors (of whom Mr. Kafker and Ms. Morby are directors of the Company) against claims and liabilities including claims and liabilities arising under the securities laws. Effective upon the completion of the Company's initial public offering, provisions of the Stockholders' Agreement relating to the participation rights, the Co-Sale Rights, restrictions on transfers of shares and the election of the Board of Directors terminated.

  The Company has a contract with Warner-Chilcott in connection with its teleservices and contract sales services businesses, and Mr. Roger Boissonneault, a director of the Company, is the President of Warner-Chilcott.

  The Company has a policy providing that all material transactions between the Company and its officers, directors and other affiliates must (i) be approved by a majority of the members of the Company's Board of Directors and by a majority of the disinterested members of the Company's Board of Directors and (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. In addition, this policy requires that any loans by the Company to its officers, directors or other affiliates be for bona fide business purposes only.

            BENEFICIAL OWNERSHIP REPORTING COMPLIANCE SECTION 16(a)

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers and Directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock (collectively, "Section 16 Persons"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC") and The Nasdaq Stock Market, Inc.
Section 16 Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain Section 16 Persons that no Section 16(a) reports were required for such persons, the Company believes that during 1998, the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them.

                           EXPENSES OF SOLICITATION

  The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

  Stockholder proposals intended to be presented at the Company's 2000 annual meeting of stockholders must be received by the Company on or before January 4, 2000 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. The Company's By-laws provide that any stockholder of record wishing to have a stockholder proposal considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company at its principal executive office not later than March 12, 2000 or earlier than January 28, 2000. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice must be so delivered not later than (i) the 15th day after the date of public disclosure of the date of such meeting or (ii) the 75th day prior to the scheduled date of such meeting. Any such proposal should be mailed to: Secretary, Boron, LePore & Associates, Inc., 17-17 Route 208 North, Fair Lawn, New Jersey 07410.

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED WITHOUT CHARGE UPON WRITTEN REQUEST TO BORON, LEPORE & ASSOCIATES, INC., 17-17 ROUTE 208 NORTH, FAIR LAWN, NEW JERSEY 07410, ATTENTION: INVESTOR RELATIONS.

                       BORON, LePORE & ASSOCIATES, INC.

                             17-17 Route 208 North
                          Fair Lawn, New Jersey 07410

                 Annual Meeting of Shareholders--May 27, 1999
              Proxy Solicited on Behalf of the Board of Directors


The undersigned, revoking all prior proxies, hereby appoints Patrick G. LePore and Martin J. Veilleux as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 1999 Annual Meeting of Shareholders of Boron, LePore & Associates, Inc., to be held at the Sheraton Crossroads, One International Boulevard, Mahwah, New Jersey on Thursday, May 27, 1999 at 8:30 a.m., and at any adjournment or adjournments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgement on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

 ----------------------------------------------------------------------------
   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                              ENVELOPE.
 ----------------------------------------------------------------------------
 ----------------------------------------------------------------------------
 Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears,a majority must sign. If a corporation,this signature should be that of an authorized officer who should state his or her title.
 ----------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

-------------------------------------      -----------------------------------
-------------------------------------      -----------------------------------
-------------------------------------      -----------------------------------

                       BORON, LePORE & ASSOCIATES, INC.

Dear Shareholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts,and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted,then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, May 27, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Boron, LePore & Associates, Inc.


[_]PLEASE MARK VOTES
[X]AS IN THIS EXAMPLE

--------------------------------
BORON, LePORE & ASSOCIATES, INC.
--------------------------------

Mark box at right if an address change or comment has been noted on   [_]
the reverse side of this card.

CONTROL NUMBER:

RECORD DATE SHARES:
                                            -----------------------
Please be sure to sign and date this Proxy [ Date                  ]
 ------------------------------------------------------------------
[                                                                  ]
 ------------------------------------------------------------------
Shareholder sign here                       Co-owner sign here

1. Election of Directors.
                               For All    With-       For All
                               Nominees   hold        Except
           Joseph E. Smith      [_]        [_]          [_]
            Melvin Sharoky      [_]        [_]          [_]

NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) thereof.



                                                                 DETACH CARD
-------------------------------------------------------------------------------